Exhibit 21

                          SOUTH JERSEY GAS COMPANY
                         SUBSIDIARIES OF REGISTRANT
                          AS OF DECEMBER 31, 2001



                           Percentage of
                           Voting Securities                 State of
                           Owned by Parent    Relationship   Incorporation
                           -----------------------------------------------------

South Jersey Gas Company   Registrant         Parent         New Jersey

SJG Capital Trust          100                Subsidiary     Delaware